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                                                                Exhibit 23.1


[KPMG PEAT MARWICK LLP LOGO]




The Board of Directors
Inland Real Estate Corporation


We consent to the use of our reports relating to the financial statements of Inland Monthly Income Fund III, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the year ended December 31, 1995 and for the period from May 12, 1994 (formation date) to December 31, 1994, the historical summaries of gross income and direct operating expenses of the Walgreen/Decatur Property for each of the years in the three-year period ended June 30, 1994, the historical summary of gross income and direct operating expenses of the Eagle Crest Shopping Center for each of the years in the three-year period ended June 30, 1994, the historical summary of gross income and direct operating expenses of Regency Point Shopping Center for the year ended December 31, 1995, the historical summary of gross income and direct operating expenses of Salem Square Shopping Center for the year ended December 31, 1995, the historical summary of gross income and direct operating expenses of Hawthorne Village Commons for the year ended December 31, 1995, the historical summary of gross income and direct operating expenses of Six Corners Plaza for the year ended June 30, 1996, the historical summary of gross income and direct operating expenses of Spring Hill Fashion Center for the year ended December 31, 1995, the historical summary of gross income and direct operating expenses of Crestwood Plaza Shopping Center for the year ended October 31, 1996, the historical summary of gross income and direct operating expenses of Park St. Claire Plaza for the year ended December 31, 1995, the historical summary of gross income and direct operating expenses of Lansing Square Shopping Center for the year ended December 31, 1995, the historical summary of gross income and direct operating expenses of The Summit of Park Ridge for the period February 1, 1996 to November 30, 1996, and the historical summary of gross income and direct operating expenses of Maple Park Place for the year ended December 31, 1996 included herein and to the reference to our firm under the heading "Experts" in this Registration Statement (No. 333-6459) on Form S-11.


                                                    KPMG Peat Marwick LLP

Chicago, Illinois
January 31, 1997